UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

SOFTECH, INC.

(Exact name of the Registrant as specified in its charter)

Massachusetts	0-10665	04-2453033
(State or other jurisdiction of incorporation)	(Commission File Number}	(I.R.S Employer Identification No.)

59 Lowes Way, Suite 401, Lowell, MA 01851

(Address of principal executive offices and zip code)

Telephone (978) 513-2700

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement.

SofTech, Inc. (the “Company”) has announced today that it has raised proceeds of $225,000 from the issuance of an aggregate of 45,000 shares of the Company’s common stock, par value $0.10 per share, at $5.00 per share to accredited investors in separate private placement transactions.  On November 7, 2012 the Company’s Board of Directors authorized the sale of up to 10% of the outstanding shares in direct private placements. The Company intends to use the proceeds for working capital and other general corporate purposes.

These transactions were completed pursuant to Securities Purchase Agreements which the Company entered into with the respective investors in late November and early December 2012, as described in the table below.  The form of this Securities Purchase Agreement is attached hereto as Exhibit 10.26.

The material terms of the Securities Purchase Agreement are summarized below.  This summary is subject to the actual terms set forth in the Securities Purchase Agreement and which should be read in its entirety.  Any capitalized terms used below which are not defined shall the meanings ascribed to them in the Securities Purchase Agreement.

•

Number of Shares Sold:  An aggregate of 45,000 shares of the Company’s common stock, par value $0.10 per share;

•

Purchase Price Per Share:  The shares were sold to investors at a purchase price of $5.00 per share in lots of 5,000 shares;

•

Type of Offering:  Direct private placement to accredited investors; no registration rights; no third party placement fees;

•

Fees: In lieu of registration rights and Company costs savings related to direct negotiation with accredited investors, each $25,000 investment entitles the investor to a fee of $6,000 to be paid in six equal quarterly installments during the eighteen month period following the investment; and

•

Purchase Put Right:  Each share purchased shall also give the investors the right to require the Company to repurchase the shares at $5.50 for the 30 day period following the eighteen month anniversary of the investment.

The Company does not believe that the issuance of such shares will restrict the Company’s ability to utilize its net operating losses.  Accordingly, the Board of Directors of the Company approved in advance the purchase of the shares in these transactions as “Exempt Transactions” as defined in Section 1(o) of the Company’s Rights Agreement, dated February 3, 2012, between the Company and the Registrar and Transfer Company.

Name of Accredited Investor	Date of Securities Purchase Agreement	Amount of Investment in Transaction ($/# of Shares Purchased)
Joseph P. Daly	December 3, 2012	$125,000 / 25,000 shares
Glenn W. Dillon	November 26, 2012	$50,000 / 10,000 shares
J. Phillip Cooper	November 30, 2012	$25,000 / 5,000 shares
Leonard H. Schrank	November 25, 2012	$25,000 / 5,000 shares

The investors, other than Joseph P. Daly, purchased shares of Company common stock as part of Company’s 2011 recapitalization transaction.  In addition J. Phillip Cooper is member of the Board of Directors of the Company.  According to a Schedule 13D filed by Mr. Daly with the SEC on November 4, 2011, Mr. Daly was a 5.8% beneficial owner of shares of the Company common stock.

Item 3.02.          Unregistered Sales of Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

The offer and sale of securities in the private placement described in Item 1.01 of this Current Report on 8-K were made to “accredited investors” (as defined in Rule 501(a) under the Securities Act) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

Item 9.01.          Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description of Document
10.26	Form of Securities Purchase Agreement
99.1	Press Release of SofTech, Inc., dated December 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOFTECH, INC.

Date: December 4, 2012

By:  /s/ Joseph P. Mullaney

Joseph P. Mullaney

President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document
10.26	Form of Securities Purchase Agreement
99.1	Press Release of SofTech, Inc., dated December 4, 2012.